Target Asset Allocation Funds
Period ended 01/31/07
File number 811-08915

                           SUB-ITEM 77D

            Policies With Respect to Security Investment


                   Target Growth Allocation Fund

Supplement dated December 5, 2006 to the Prospectus dated October 2, 2006


In the Prospectus, in the section titled " RISK/RETURN SUMMARY -
INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES-GROWTH ALLOCATION
FUND " the table at the top of page 11 titled " GROWTH ALLOCATION
FUND " is replaced with the following table:

GROWTH ALLOCATION FUND

SUBADVISER        ALLOCATION   ASSET CLASS      PRIMARY INVESTMENT
                                                    TYPE/STYLE

Marsico               33%      Equities        Growth-oriented,
GSAM                                           focusing on large-cap
                                               stocks

Hotchkis & Wiley      33%      Equities        Value-oriented,
JPMorgan                                       focusing on
NFJ                                            large-cap stocks

RS Investments        4%       Equities        Growth-oriented,
                                               focusing on small-cap
                                               stocks

EARNEST               4%       Equities        Value-oriented,
Vaughan Nelson                                 focusing on small-cap
                                               stocks

LSV                  26%     International     Stocks of foreign
Thornburg                     Equities         companies